UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported) December 7, 2011

AutoNation, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE	1-13107	73-1105145
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 SW 1st Ave

Fort Lauderdale, Florida 33301

(Address Of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code (954) 769-6000

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement.

On December 7, 2011, AutoNation, Inc. (“Company”) entered into a new unsecured credit agreement (the “New Credit Agreement”), with JPMorgan Chase Bank, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”) and as a lender; Bank of America, N.A., as Syndication Agent and as a lender; Mizuho Corporate Bank, Ltd., Suntrust Bank, Toyota Motor Credit Corporation, and Wells Fargo Securities, LLC, as Documentation Agents and as lenders; certain lenders named therein; and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Suntrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as Co-Lead Arrangers and Joint Bookrunners. The New Credit Agreement provides for a $500 million term loan facility and a $1.2 billion revolving credit facility. The New Credit Agreement contains an accordion feature that allows the Company, subject to credit availability, to increase the amount of the term loan and revolving credit facilities by up to $500 million in the aggregate. The New Credit Agreement replaces the Company’s prior unsecured credit agreement, dated as of July 14, 2005, by and among the Company, the various lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, supplemented or otherwise modified, the “Old Credit Agreement”). The Old Credit Agreement was terminated concurrently with the Company’s entry into the New Credit Agreement, and the indebtedness outstanding under the Old Credit Agreement was paid off with proceeds from the New Credit Agreement.

Funds borrowed under the New Credit Agreement may be used to repay indebtedness, finance acquisitions and for working capital, capital expenditures, share repurchases and other general corporate purposes of the Company and its subsidiaries. The New Credit Agreement will terminate and all amounts owing thereunder will be due and payable on December 7, 2016, unless (a) the commitments are terminated earlier, either at the request of the Company or, if an event of default occurs, by the lenders (or automatically in the case of certain bankruptcy-related events), or (b) the maturity date is extended upon the request of the Company, subject to the agreement of the lenders.

The term loan and revolving credit facilities under the New Credit Agreement provide for various interest rates generally at (1) the London Interbank Offered Rate (“LIBOR”) plus 1.75% (subject to adjustment, based on the Company’s consolidated leverage ratio) or (2) the sum of (a) the highest of (i) the Federal Funds rate plus 0.50%, (ii) the Administrative Agent’s prime rate and (iii) LIBOR plus 1.00%, plus (b) 0.75% (subject to adjustment, based on the Company’s consolidated leverage ratio), at the Company’s election.

The New Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default. Among other covenants, the Company may not permit (i) the consolidated leverage ratio as of the end of any four consecutive quarter period to exceed 3.75 to 1.00 and (ii) the consolidated capitalization ratio to exceed 0.65 to 1.00.

The New Credit Agreement is guaranteed by substantially all of the Company’s direct and indirect, existing and future domestic subsidiaries, with certain limited exceptions.

The lenders party to the New Credit Agreement and/or their affiliates have from time to time provided, and/or may in the future provide, various financial advisory, commercial banking, investment banking and other services to the Company and its affiliates, for which they received or may receive customary compensation and expense reimbursement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01, relating to the Old Credit Agreement, is hereby incorporated by reference into this Item 1.02, as if fully set forth herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01, relating to the New Credit Agreement, is hereby incorporated by reference into this Item 2.03, as if fully set forth herein.

Item 8.01 Other Events.

On December 7, 2011, the Company issued a press release announcing the New Credit Agreement. A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Credit Agreement, dated as of December 7, 2011, by and among the Company, JPMorgan Chase Bank, N.A. as Administrative Agent, and the other parties thereto.

99.1	Press Release of AutoNation, Inc. dated December 7, 2011 announcing AutoNation’s new credit agreement.

* Portions of the schedules to this exhibit have been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934.

The Credit Agreement included with this Form 8-K (including the schedules and exhibits to such agreement), which is being filed to provide investors with information regarding its terms, contains various representations, warranties and covenants of the Company and the other parties thereto. It is not intended to provide any factual information about any of the parties thereto or any subsidiaries of the parties thereto. The assertions embodied in those representations, warranties and covenants were made for purposes of such agreement, solely for the benefit of the parties thereto. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a security holder might view as material, or may have been made for purposes of allocating contractual risk among the parties rather than establishing matters as facts. Investors should not view the representations, warranties and covenants in the agreement (or any description thereof) as disclosures with respect to the actual state of facts concerning the business, operations or condition of any of the parties to the agreement (or their subsidiaries) and should not rely on them as such. In addition, information in any such representations, warranties or covenants may change after the dates covered by such provisions, which subsequent information may or may not be fully reflected in the public disclosures of the parties. In any event, investors should read the agreement together with the other information concerning the Company contained in reports and statements that it files with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date: December 7, 2011	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Credit Agreement, dated as of December 7, 2011, by and among the Company, JPMorgan Chase Bank, N.A. as Administrative Agent, and the other parties thereto.

99.1	Press Release of AutoNation, Inc. dated December 7, 2011 announcing AutoNation’s new credit agreement.

*	Portions of the schedules to this exhibit have been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934.

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